UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 2, 2007

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-32837	75-2749762
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

15305 Dallas Parkway		75001
Suite 1600		(Zip code)
Addison, Texas
(Address of principal
executive offices)

Registrant’s telephone number, including area code:  (972) 713-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD

United Surgical Partners International, Inc. (the “Company”) is announcing that it projects same store case growth of approximately 8% for the first quarter of 2007.

Statements in this Item 7.01 are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including without limitation statements to the effect that the Company or its management “believes,” “expects,” “anticipates,” “plans,” “looks forward” and similar expressions) should be considered forward-looking statements. Any forward-looking statements in these materials are subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. The Company does not undertake any obligation to revise or publicly update these forward-looking statements, whether as a result of new information or otherwise.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. In addition, this information shall not be deemed to be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01               Other Events

On April 2, 2007, the Company issued a press release announcing its intention to issue under Rule 144A and Regulation S of the Securities Act of 1933, as amended, up to $240.0 million principal amount of senior subordinated notes due 2017 and $240.0 million principal amount of senior subordinated toggle notes due 2017. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01(d)            Exhibits

99.1                        Press Release issued by the Company on April 2, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

	By:	/s/ MARK A. KOPSER
Mark A. Kopser
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer and duly authorized
to sign this report on behalf of the Registrant)
Date: April 3, 2007

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued by the Company on April 2, 2007.